Exhibit 10.16

ISDA®

International Swaps and Derivatives Association, Inc.

SCHEDULE

to the

2002 Master Agreement

dated as of December 14, 2009

between

MORGAN STANLEY & CO. INTERNATIONAL PLC

(“Party A”)

and

ARCOS DORADOS B.V.

(“Party B”)

Part 1. Termination Provisions.

(a)	“Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Affiliates

Section 5(a)(vi), Not Applicable

Section 5(a)(vii), Not Applicable

Section 5(b)(v), Not Applicable

and in relation to Party B for the purpose of:

Section 5(a)(v), Not Applicable

Section 5(a)(vi), Not Applicable

Section 5(a)(vii), Not Applicable

Section 5(b)(v), Not Applicable

(b)	“Specified Transaction” will have the meaning specified in Section 14.

(c)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and Party B.

“Specified Indebtedness” will have the meaning specified in Section 14.

“Threshold Amount” means in relation to Party A, an amount equal to 3% of the total shareholders’ equity of Party A as specified from time to time in the most recently published audited financial statements of Party A or its equivalent in any other currency and, in relation to Party B, USD 25,000,000 or its equivalent in any other currency.

(d)	The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B; provided that such provisions shall be amended by deleting “15” and substituting “30” in clauses (4)(B) and (7) thereof.

(e)	The “Credit Event Upon Merger” provisions of Section 5(b)(v) will apply to Party A and Party B.

(f)	The “Automatic Early Termination” provision of Section 6(a)(iv) will not apply to Party A or to Party B; provided, however, that with respect to a party, where the Event of Default specified in Section 5(a)(vii)(1), (3), (4), (5), (6) or, to the extent analogous thereto, (8) is governed by a system of law which does not permit termination to take place after the occurrence of the relevant Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply.

(g)	“Termination Currency” means United States Dollars.

Part 2. Tax Representations.

(a)	Payer Tax Representations. For the purpose of Section 3(e), Party A and Party B will make the following representation:-

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Party A Payee Representation. For the purpose of Section 3(f) of this Agreement, Party A makes the following representation:

It is a “non-U.S. branch of a foreign person” within the meaning of Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations and a “foreign person” within the meaning of Section 1.6041-4(a)(4) of the United States Treasury Regulations.

(c)	Party B Payee Representation. For the purpose of Section 3(f) of this Agreement, Party B makes the following representations:

It is a “non-U.S. branch of a foreign person” within the meaning of Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations and a “foreign person” within the meaning of Section 1.6041-4(a)(4) of the United States Treasury Regulations.

It is not (1) a bank that has entered into this Agreement in the ordinary course of its trade or business of making loans, as described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (2) a 10-percent shareholder of Party A within the meaning of Code Section 871(h)(3)(B), or (3) a controlled foreign corporation related to Party A within the meaning of Code Section 881(c)(3)(C).

Part 3. Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and 4(a)(ii), each party agrees to deliver the following documents, as applicable:-

(a)	Tax forms, documents or certificates to be delivered are:- None

(b)	Other documents to be delivered are:

Party required to Deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B	Either (i) a signature booklet containing a secretary’s certificate and resolutions (“authorizing resolutions”) or (ii) other authority documentation, in either case, which (x) authorizes the party to enter into derivatives transactions of the type contemplated by the parties and (y) is reasonably satisfactory in form and substance to the other party.	The earlier of (i) the fifth Local Business Day after the trade date of the first Transaction and (ii) upon execution of this Agreement and as deemed necessary for any further documentation.	Yes

Party A and Party B	Certified copies of documents evidencing each party’s capacity to execute this Agreement, each Confirmation and any Credit Support Document (if applicable) and to perform its obligations hereunder and thereunder.	Upon the execution of this Agreement, and, with respect to a Confirmation, upon the other party’s request.	Yes

Party A and Party B	A copy of the annual report of such party (in the case of Party A, in respect of Morgan Stanley) containing audited consolidated financial statements for each such fiscal year, certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which such party is organized.	As soon as practicable after the execution of this Agreement and also within 120 calendar days after the end of each fiscal year while there are any obligations outstanding under this Agreement.	Yes

Party A and Party B	A duly executed copy of the Credit Support Documents specified in Part 4 of this Schedule.	As soon as practicable after the execution of this Agreement and promptly after execution of any additional Subsidiary Guarantees (as defined in the Indenture dated as of October 1, 2009 (the	No

Party required to Deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

“Indenture”) among Arcos Dorados B.V., as issuer, the Subsidiary Guarantors, Citibank N.A., as trustee, registrar, paying agent and transfer agent, and Dexia Banque Internationale A Luxembourg, Societe Anonyme, as Luxembourg paying agent).

Part 4. Miscellaneous.

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:

Addresses for notice or communications to Party A:

For notices or communications with respect to Sections 5 or 6 only:

Address:	25 Cabot Square / Canary Wharf London E14 4QA England
Attention:	Close-out Notices
With a mandatory copy to :
Facsimile No.:	+1 212 507 4622

For notices or communications with respect to all purposes other than Sections 5 or 6:

Address:	25 Cabot Square / Canary Wharf London E14 4QA England
Attention:	Miscellaneous Notices
Facsimile No.:	+1 212 404 9899

Address for notices or communications to Party B:

Address:	Arcos Dorados B.V. C/C Arcos Dorados Argentina S.A. Roque Saenz Peña 432 - Olivos - Buenos Aires Argentina - B1636FFB

Attention:	Miguel Sanchez de Bustamante / Diego Pace / Julieta Nalband
Facsimile No.:	(54-11) 4711-2236
Telephone No.:	(54-11) 4711-2000

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:

MORGAN STANLEY CAPITAL SERVICES INC.

1585 Broadway

New York, New York 10036-8293

Attention:             CHIEF LEGAL OFFICER

Party B appoints as its Process Agent:

National Registered Agents, Inc. with offices currently at 875 Avenue of the

Americas, Suite 501,

New York, New York 10001

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(b) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A unless (i) otherwise specified in a Confirmation in relation to the relevant Transaction, or (ii) Party A is a Defaulting Party or Affected Party, in which case the Calculation Agent shall be Party B.

(f)	Credit Support Document. Details of any Credit Support Document:

In relation to Party A: The guarantee of Morgan Stanley, a Delaware Company.

In relation to Party B: The Subsidiary Guarantees.

(g)	Credit Support Provider. Credit Support Provider means:

In relation to Party A: Morgan Stanley.

In relation to Party B: The Subsidiary Guarantors (as defined in the Indenture).

(h)	Local Business Day. Notwithstanding anything to the contrary in the definition of Local Business Day in Section 14 of this Agreement, the parties hereby agree that for all purposes hereunder a Local Business Day shall occur only on a General Business Day in both New York, New York and Buenos Aires, Argentina.

(i)	Governing Law. This Agreement and all matters arising out of or in any way connected thereto will be governed by and construed in accordance with the laws of the State of New York (without reference to the choice of law doctrine). Section 13(b) is amended by: (1) deleting “non-” from the second line of clause (i); and (2) deleting the final paragraph.

(j)	Netting of Payments. “Multiple Transaction Payment Netting” will apply for the purpose of Section 2(c) of this Agreement to all Transactions, starting from the date of this Agreement.

(k)	Absence of Litigation. For the purpose of Section 3(c):

“Specified Entity” means in relation to Party A, Affiliates.

“Specified Entity” means in relation to Party B, Affiliates.

(l)	“Affiliate” has the meaning specified in Section 14 of this Agreement, but excludes Morgan Stanley Derivative Products Inc.

(m)	No Agency. The provisions of Section 3(g) will apply to this Agreement.

(n)	Additional Representation will apply. For the purpose of Section 3 of this Agreement, the following will constitute Additional Representations and each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

1)	Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

2)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

3)	Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.”

(o)	Recording of Conversations. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that the recordings may be submitted in evidence in any Proceedings.

(p)	Pari Passu. All payment and delivery obligations of each party under this Agreement will rank at least pari passu in all respects with all of that party’s other unsecured and unsubordinated obligations (except for those which are mandatorily preferred by the operation of law).

Part	5. Other Provisions.

(a)

ISDA Definitions. Reference is hereby made to the 2006 ISDA Definitions (the “2006 Definitions”) and the 1998 FX and Currency Option Definitions (the “FX Definitions”) (collectively the “ISDA Definitions”) each as published by the International Swaps and Derivatives Association, Inc., which are hereby incorporated by reference herein. Any terms used and not otherwise defined herein, which are contained in the 2006 Definitions shall have the meaning set forth therein. In the event of any inconsistency between the 2006 Definitions and the FX Definitions, the FX Definitions shall prevail with respect to an FX Transaction or a Currency Option Transaction. In the event of any inconsistency between the provisions of this Agreement and the 2006 Definitions, the provisions of this Agreement shall prevail. For the purpose of this Agreement, the expression “Swap Transaction” as used in the 2006 Definitions shall be read to mean “Transactions”.

(b)	Waiver of Jury Trial. To the extent permitted by applicable law, each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Transaction.

(c)	Illegality. For the purpose of Section 5(b)(i), the obligation of a party to comply with any directive issued or given by any government agency or authority with competent jurisdiction which has the result referred to in Section 5(b)(i) will be deemed to be an “Illegality”.

(d)

2002 Master Agreement Protocol. The parties agree that the definitions and provisions contained in Annexes 1 to 18 of the 2002 Master Agreement Protocol published by the International Swaps and Derivatives Association, Inc. on July 15th, 2003 (the “2002 Protocol”) are incorporated into and apply to this Agreement. As used in this Agreement (including in all Confirmations related to it), any reference to any ISDA Definitions Booklet and/or Credit Support Provisions shall mean that ISDA Definitions Booklet and/or those Credit Support Provisions as deemed amended in accordance with the terms of the 2002 Protocol.

(e)	Confirmation Procedures. On or promptly following the Trade Date of a Transaction, Party A will send in writing to Party B by facsimile and email a Confirmation. Party B agrees to respond to such Confirmation within three (3) Local Business Days after receipt of that Confirmation, either by confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party B to respond within such period shall not affect the validity or enforceability of such Transaction.

(f)	Scope of Agreement. Notwithstanding anything contained in this Agreement to the contrary, any transaction which may otherwise constitute a “Specified Transaction” (other than a repurchase transaction, reverse repurchase transaction, buy/sell-back transaction or securities lending transaction) for the purposes of this Agreement which has been or will be entered into between the parties shall constitute a “Transaction” which is subject to, governed by and construed in accordance with the terms of this Agreement, unless the Confirmation with respect to a Transaction entered into after the execution of this Agreement expressly provides otherwise.

Part 6. FX Transactions and Currency Option Transactions

(a)	Confirmations. Any FX Transaction or Currency Option Transaction into which the parties may before the date of this Agreement have entered, or may in the future enter, where the relevant Confirmation on its face does not expressly exclude the application of this Agreement, shall (to the extent not otherwise provided for in this Agreement) be subject to, governed by and construed in accordance with this Agreement (in substitution for any existing terms, if any, whether express or implied). Each such FX Transaction and Currency Option Transaction shall be a Transaction, and the documents and other confirming evidence (including electronic messages on an electronic messaging service) exchanged between the parties confirming such FX Transaction or Currency Option Transaction shall each be a Confirmation (even where not so specified therein), for the purposes of this Agreement.

(b)	Payment Instructions. All payments to be made in respect of FX Transactions and Currency Option Transactions shall be made in accordance with standing payment instructions provided by the parties (or as otherwise specified in a Confirmation).

(c)	Currency Option Transaction Discharge and Termination.

(i)	Automatic Discharge and Termination of Offsetting Options. Unless otherwise agreed, any Call or any Put written by a party will automatically be terminated and discharged, in whole or in part, as applicable, against a Call or a Put, respectively, written by the other party, such termination and discharge to occur automatically upon the payment in full of the last Premium payable in respect of such Currency Option Transactions; provided that such termination and discharge may only occur in respect of Currency Option Transactions:

(a) each being with respect to the same Put Currency and the same Call Currency;

(b) each having the same Expiration Date and Expiration Time;

(c) each being of the same style, i.e. either both being American Style Options or both being European Style Options;

(d) each having the same Strike Price;

(e) neither of which shall have been exercised by delivery of a Notice of Exercise;

(f) which are otherwise identical in terms that are material for the purposes of offset and discharge;

and, upon occurrence of such termination and discharge, neither party shall have any further obligation to the other party in respect of the relevant Currency Option Transactions or, as the case may be, parts thereof so terminated and discharged. In the case of a partial termination and discharge (i.e. where the relevant Currency Option Transactions are for different amounts of the Currency Pair), the remaining portion of the Currency Option Transaction which is partially discharged and terminated shall continue to be a Currency Option Transaction for all purposes of this Agreement. This provision shall apply notwithstanding that either party (i) may fail to send out a Confirmation in respect of any such discharge and termination, or (ii) may fail to make changes in any of its books as a result of any such discharge and termination.

(d)	Netting of Payments. Notwithstanding Part 4(j) of this Schedule to this Agreement, “Multiple Transaction Payment Netting” will apply for the purpose of Section 2(c) of this Agreement to all Transactions under this Agreement, provided, however, that (i) obligations to make payments pursuant to FX Transactions shall only be netted, satisfied and discharged against obligations to make payments arising out of the same or other FX Transactions and obligations to make payments pursuant to Currency Option Transactions shall only be netted, satisfied and discharged against obligations to make payments arising out of the same or other Currency Option Transactions and (ii) Premiums in respect of Currency Option Transactions shall be netted, satisfied and discharged only against other Premiums in respect of Currency Option Transactions. The Calculation Agent shall notify the parties of the amounts of any such netted payments (which notice may be by telephone).

(e)	Amendments to the FX and Currency Option Definitions. The following amendments are made to the FX and Currency Option Definitions:

(i)	Section 3.4 of the FX and Currency Option Definitions is hereby amended by the addition of the following as new Sections 3.4(c) and (d) of the FX and Currency Option Definitions:

“(c)	Unless otherwise agreed in writing by the parties, the Premium related to a Currency Option Transaction shall be paid on its Premium Payment Date in immediately available funds.

(d)	If any Premium is not received on the Premium Payment Date, the Seller may elect: (i) to accept a late payment of such Premium; (ii) to give written notice of such non-payment and, if such payment shall not be received within three (3) Local Business Days of such notice, treat the related Currency Option Transaction as void; or (iii) to give written notice of such non-payment and, if such payment shall not be not received within three (3) Local Business Days, treat such non-payment as an Event of Default under Section 5(a)(i) of this Agreement. If the Seller elects to act under either clause (i) or (ii) of the preceding sentence, the Buyer shall pay all out-of-pocket costs and actual damages incurred in connection with such unpaid or late Premium or void Currency Option Transaction, including, without limitation, interest on such Premium from and including the Premium Payment Date to but excluding the date of actual payment in the same currency as such Premium at the Default Rate and any other losses, costs or expenses incurred by the Seller in connection with such terminated Currency Option Transaction, for the cost of its funding, or the loss incurred as a result of terminating, liquidating, obtaining or re-establishing a delta hedge or related trading position with respect to such Currency Option Transaction,”

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized representative(s) as of the date hereof.

MORGAN STANLEY & CO. INTERNATIONAL PLC		ARCOS DORADOS B.V.

By:	/s/ Barbara De Calonje	By:	/s/ Miguel Sanchez de Bustamante
	Name: Barbara De Calonje		Name: Miguel Sanchez de Bustamante
	Title: Authorised Signatory		Title: Corporate Finance Director

		By:	/s/ Diego Pace
Name: Diego Pace
Title: Corporate Finance Manager